UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

NRG YIELD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 3, 2014, NRG Yield, Inc. (“NRG Yield”) and its subsidiary, NRG Yield Operating LLC (together with NRG Yield, the “Purchasers”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Terra-Gen Finance Company, LLC, NTD AWAM Holdings, LLC, CHIPS Alta Wind X Holding Company, LLC and CHIPS Alta Wind XI Holding Company, LLC (collectively, the “Sellers”). Pursuant to the terms of the Purchase and Sale Agreement, the Purchasers agreed to acquire 100% of the membership interests of Alta Wind Asset Management Holdings, LLC, Alta Wind Company, LLC, Alta Wind X Holding Company, LLC and Alta Wind XI Holding Company, LLC, which own the 947 megawatts Alta Wind facility located in Tehachapi, California, and a portfolio of land leases associated with the Alta Wind facility (the “Transaction”). The purchase price for the Transaction is $870 million, plus the assumption of $1.6 billion of non-recourse project financings and subject to customary working capital adjustments.

The Purchase and Sale Agreement contains customary representations and warranties and covenants by the parties. Each of the Purchasers and the Sellers are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The Transaction is subject to customary closing conditions, including the receipt of regulatory approval by the Federal Energy Regulatory Commission, the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act, as well as notice of the acquisition to the California Public Utilities Commission. The Purchasers intend to fund the purchase price through a combination of newly issued debt, common equity and cash on hand.  NRG Yield expects the Transaction to close during the third quarter of 2014.

The foregoing summary of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01  Other Events

On June 4, 2014, NRG Yield issued a press release to announce the entry into the Purchase and Sale Agreement as set forth above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1

Purchase and Sale Agreement, dated June 3, 2014, by and among NRG Yield, Inc., NRG Yield Operating LLC, Terra-Gen Finance Company, LLC, NTD AWAM Holdings, LLC, CHIPS Alta Wind X Holding Company, LLC and CHIPS Alta Wind XI Holding Company, LLC.*

99.1	Press Release dated June 4, 2014

*                 This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

By:	/s/ Brian Curci
Brian Curci
Corporate Secretary

June 9, 2014